                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522

                                    ----------
                                 (212) 735-3000

                                  July 28, 2003

BlackRock Limited Duration Income Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

                      Re: BlackRock Limited Duration Income Trust
                          Registration Statement on Form N-2
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Ladies and Gentlemen:

     We have acted as special counsel to BlackRock Limited Duration Income
Trust, a statutory trust created under the Delaware Statutory Trust Act (the
"Trust"), in connection with the issuance and sale by the Trust of up to
45,000,000 shares (including shares subject to an over-allotment option) of the
Trust's common shares (the "Shares") of beneficial interest, par value $0.001 per share (the "Common Shares").

     This opinion is being furnished in accordance with the requirements of Item
24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended
(the "1940 Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form
N-8A dated May 16, 2003, as filed with the Securities and Exchange Commission
(the "Commission") on May 16, 2003, (ii) the Registration Statement of the Trust
on

BlackRock Limited Duration Income Trust
July 28, 2003

Form N-2 (File Nos. 333-105352 and 811-21349), as filed with the Commission on May 19, 2003, and as amended by Pre-Effective Amendment No. 1 on June 20,
2003 and as proposed to be amended by Pre-Effective Amendment No. 2 on July 28,
2003, under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration
Statement"); (iii) the form of the Purchase Agreement (the "Purchase Agreement")
proposed to be entered into between the Trust, as issuer, BlackRock Advisors,
Inc., as investment adviser to the Trust, BlackRock Financial Management, Inc., as investment sub-adviser to the Trust, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, as representative of the several underwriters named therein
(the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the Common Shares; (v) the Certificate of
Amendment to the Certificate of Trust and the Amended and Restated Agreement and
Declaration of Trust of the Trust, dated June 10, 2003 and as currently in effect; (iv) the Amended and Restated By-Laws of the Trust, as currently in effect; and (v) certain resolutions adopted by the Board of Trustees of the
Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We also have assumed that the Purchase Agreement will be executed and delivered in substantially the form reviewed by us and that the share certificates representing the Shares will conform to the specimen examined by us and will have been signed manually or by facsimile by an authorized

BlackRock Limited Duration Income Trust
July 28, 2003

officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

     Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the
Delaware Statutory Trust Act.

     Based upon and subject to the foregoing, we are of the opinion that when the Shares have been delivered to and paid for by the Underwriters as contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the
Amended and Restated Agreement and Declaration of Trust).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                          Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP